State of California
Secretary of State

CERTIFICATE OF REGISTRATION

I, ALEX PADILLA, Secretary of State of the State of California, hereby certify:

That on the **11th** day of **April**, **2019**, **THE CATALYST GROUP ENTERTAINMENT, LLC** , complied with the requirements of California law in effect on that date for the purpose of registering to transact intrastate business in the State of California; and further purports to be a limited liability company organized and existing under the laws of **Delaware** as **THE CATALYST GROUP ENTERTAINMENT, LLC** and that as of said date said limited liability company became and now is duly registered and authorized to transact intrastate business in the State of California, subject, however, to any licensing requirements otherwise imposed by the laws of this State.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of April 18, 2019.


THE GREAT SEAL OF THE STATE OF CALIFORNIA
EUREKA

ALEX PADILLA
Secretary of State

CRW

201910810099

Secretary of State
Application to Register a Foreign Limited Liability Company (LLC)

LLC-5

IMPORTANT — Read Instructions before completing this form.

Must be submitted with a current Certificate of Good Standing issued by the government agency where the LLC was formed. See Instructions.

Filing Fee – $70.00

Copy Fees – First page $1.00; each attachment page $0.50; Certification Fee - $5.00

Note: Registered LLCs in California may have to pay minimum $800 tax to the California Franchise Tax Board each year. For more information, go to https://www.ftb.ca.gov.

CRW

FILED
Secretary of State
State of California

APR 11 2019

PC

This Space For Office Use Only

1a. LLC Name (Enter the exact name of the LLC as listed on your attached Certificate of Good Standing.)

The Catalyst Group Entertainment, LLC

1b. California Alternate Name, If Required (See Instructions – Only enter an alternate name if the LLC name in 1a not available in California.)

2. LLC History (See Instructions – Ensure that the formation date and jurisdiction match the attached Certificate of Good Standing.)

a. Date LLC was formed in home jurisdiction (MM/DD/YYYY)	b. Jurisdiction (State, foreign country or place where this LLC is formed.)
04 / 01 / 2019	Delaware

c. Authority Statement (Do not alter Authority Statement)

This LLC currently has powers and privileges to conduct business in the state, foreign country or place entered in Item 2b.

3. Business Addresses (Enter the complete business addresses. Items 3a and 3b cannot be a P.O. Box or "in care of" an individual or entity.)

Address	City (no abbreviations)	State	Zip Code
a. Street Address of Principal Executive Office - Do not enter a P.O. Box 8383 Wilshire Blvd., Suite 255	Beverly Hills	CA	90211
b. Street Address of Principal Office in California, if any - Do not enter a P.O. Box 8383 Wilshire Blvd., Suite 255	Beverly Hills	CA	90211
c. Mailing Address of Principal Executive Office, if different than item 3a			

4. Service of Process (Must provide either Individual OR Corporation.)

INDIVIDUAL – Complete Items 4a and 4b only. Must include agent's full name and California street address.

a. California Agent's First Name (if agent is not a corporation)	Middle Name	Last Name	Suffix
Joseph		Lanius	

b. Street Address (if agent is not a corporation) - Do not enter a P.O. Box	City (no abbreviations)	State	Zip Code
8383 Wilshire Blvd., Suite 255	Los Angeles	CA	90211

CORPORATION – Complete Item 4c only. Only include the name of the registered agent Corporation.

c. California Registered Corporate Agent's Name (if agent is a corporation) – Do not complete Item 4a or 4b

5. Read and Sign Below (See Instructions. Title not required.)

I am authorized to sign on behalf of the foreign LLC.

Signature

Joseph Lanius

Type or Print Name

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "THE CATALYST GROUP ENTERTAINMENT, LLC" IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE ELEVENTH DAY OF APRIL, A.D. 2019.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "THE CATALYST GROUP ENTERTAINMENT, LLC" WAS FORMED ON THE FIRST DAY OF APRIL, A.D. 2019.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE BEEN ASSESSED TO DATE.

Jeffrey W. Bullock, Secretary of State

7354092 8300

SR# 20192760527

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 202625838

Date: 04-11-19

201910810099

CALIFORNIA
SECRETARY OF STATE

Business Programs Division

Business Entities, 1500 11th St., 3rd Floor,
Sacramento, CA 95814

Thank You for Doing Business in California

Congratulations on the registration of your limited liability company with the California Secretary of State (SOS). Please see below for important information.

What's next? Required Filings

SOS Statement of Information – Limited liability companies must fill out and file a complete Statement of Information (Form LLC-12) within the first 90 days of registering with the SOS, and every 2 years thereafter before the end of the calendar month of the original registration date.

How can you file your Statement of Information?

- Currently, Statements of Information can be submitted on paper to the SOS through the mail, or submitted in person (drop off) to the Sacramento office. Additional information regarding Statements of Information, including forms, instructions and fees is available at *www.sos.ca.gov/business/be/statements.*
- Current processing times for Statements of Information may be found at *www.sos.ca.gov/business//be/processing-times.*
- Limited liability companies may file their Statement of Information using our secure E-File Statement of Information filing service at *https://llcbizfile.sos.ca.gov.*

Franchise Tax Board (FTB) Tax Filing – Once your limited liability company is registered with the SOS, you are required to file a tax return with FTB for each taxable year even if you are not conducting business or have no income. Contact FTB at www.ftb.ca.gov or (800) 852-5711 for forms and requirements concerning franchise taxes or income taxes.

Be aware, if you fail to file a return by the original or extended due date, or fail to pay taxes when due, a penalty may be imposed by FTB. Please visit *www.ftb.ca.gov/businesses/Penalty-Information.shtml* for tax penalty related information.

Other Business Information and Resources

All business entities are subject to state and federal tax laws. You may wish to contact the following agencies to assist you with these issues:

- Internal Revenue Service – *www.irs.gov* or call (800) 829-1040 for forms and issues concerning Federal tax, employer identification numbers, subchapter S elections.
- State Board of Equalization – *www.boe.ca.gov* or call (800) 400-7115 for forms and issues concerning sales taxes or use taxes.
- Employment Development Department – *www.edd.ca.gov* or call (800) 300-5616 for forms and issues concerning employment and payroll taxes.
- CalGold – *www.calgold.ca.gov* for appropriate permit, licensing, and contact information for the various agencies that administer and issue these permits.
- SOS Business Resources – *www.sos.ca.gov/business/be/resources* for a list of agencies you may need to contact to ensure proper compliance with California state law.
- CA Governor's Office of Business and Economic Development (Go-Biz) – *www.business.ca.gov* for a range of business services including, site selection and permit assistance.
- The California Business Incentives Gateway (CBIG) – *https://cbig.ca.gov* is a web portal that connects business owners and entrepreneurs with financial incentives.